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                                                                         (j)(2)

           Consent of Independent Registered Public Accounting Firm

To Board of Directors/Trustees
ING Equity Trust and ING Investment Funds, Inc.

We consent to the use of our reports dated July 25, 2007 and July 27, 2007, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 27, 2007